Exhibit 10.1
SECOND AMENDMENT TO
WASHINGTON REAL ESTATE INVESMENT TRUST
SHORT-TERM INCENTIVE PLAN
(Effective March 18, 2019)

The Washington Real Estate Investment Trust Short-Term Incentive Plan (the “Plan”) is hereby amended as follows:

1.	Section 2.5 is hereby deleted in its entirety.

2.	Section “2.6” is hereby amended to be Section “2.5”.

3.
A new Section 2.6 is hereby added to the Plan as follows: “‘Leasing Targets’ means the aggregate annual leasing target amount (measured in square feet of leasing space) as approved by the Committee for the Performance Period in question with respect to the office and retail properties of the Trust.”

4.	The phrase “Core FAD per share;” in Section 4.2(a)(ii) of the Plan is hereby replaced in its entirety with the following phrase: “Leasing Targets;”

This amendment shall be effective as of March 18, 2019, for performance periods beginning on or after January 1, 2019.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Paul T. McDermott
Name:	Paul T. McDermott
Title:	President & Chief Executive Officer

Date:	March 18, 2019